Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-181485, 333-181484, 333-141042, 333-134450, 333-118772, 333-87918 and 333-159382) and on Form S-3 (Nos. 333-151691 and 333-46686) of our report dated June 18, 2012, related to the consolidated financial statements of GenturaDx, Inc., which appears in this Current Report on Form 8-K/A of Luminex Corporation.

/s/ MOHLER, NIXON & WILLIAMS
Accountancy Corporation
Campbell, California
September 18, 2012